Exhibit 10.2
AMENDMENT NO. 1 – CREDIT AGREEMENT (AYE/AESC)
     AMENDMENT NO. 1, dated as of September 11, 2007 (this “Amendment”), in respect of the Credit Agreement (the “Credit Agreement”), dated as of May 22, 2006, among Allegheny Energy, Inc. and Allegheny Energy Supply Company, LLC (the “Borrowers”), the Initial Lenders and the Initial Issuing Bank named therein, and Citicorp North America, Inc., as Administrative Agent. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.
PRELIMINARY STATEMENTS
          (1) AYE has established two wholly-owned Subsidiaries, Trans-Allegheny Interstate Line Company, a Maryland and Virginia corporation (“TrAILCo”), and Allegheny Energy Transmission, LLC, a Delaware limited liability company (“AET”), to develop, construct, own, operate and maintain an approximately 210 mile 500-kV transmission line from a new substation in western Pennsylvania to a point of interconnection with Dominion Virginia Power east of Middletown, Virginia.
          (2) AYE has established Subsidiaries, including AET, AET PATH Company, LLC and Potomac-Appalachian Transmission Highline, LLC, to develop, construct, own, operate and maintain, currently expected to be as part of a joint venture with American Electric Power Company, Inc. (“AEP”), an approximately 290 mile transmission line, which is currently proposed to include an approximately 244 mile 765 kV transmission line to run from AEP’s existing Amos substation to Allegheny Power’s Bedington substation and an approximately 46 mile twin circuit 500 kV transmission line between the Bedington station and a new substation at Kemptown, Maryland.
          SECTION 1. Amendment.
          Subject to the satisfaction of the conditions precedent set forth in Section 2, the Required Lenders and the Borrowers hereby agree as follows:
     (a) To insert the following definitions in the appropriate alphabetical order in Section 1.01 of the Credit Agreement:
     “AEP” means American Electric Power Company, Inc. a New York corporation.
     “AET” means Allegheny Energy Transmission, LLC, a Delaware limited liability company and a direct wholly-owned Subsidiary of AYE.
     “AYE Equity Contribution Agreement” means the capital contribution agreement to be entered into by AYE in connection with the TrAILCo Project.
     “Consolidated Net Income” means, for any period, the net income or loss before cumulative effect in change of accounting principles of AYE and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any
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Subsidiary of the AYE to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not, as a result of any Subsidiary Debt Default, at the time permitted by operation of the terms of the agreement or other documents governing the Debt under which such Subsidiary Debt Default shall have occurred; provided that such income of such Subsidiary shall only be so excluded for that portion of such period during which the condition described in this clause (a) shall so exist; (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged or Consolidated with AYE or any Subsidiary on the date such Person’s Assets are acquired by AYE or any Subsidiary; (c) the income or loss of any Person (other than a Subsidiary) in which any other Person (other than AYE or a wholly owned Subsidiary of AYE) has an interest, except to the extent of the amount of dividends or other distributions actually paid to AYE or a wholly owned Subsidiary by such Person during such period; (d) any gain or loss in excess of $1,000,000 attributable to any individual sale of an Asset, or series of related sales of Assets, out of the ordinary course of business; and (e) any gains or losses attributable to interest rate Hedge Agreements which are not included as interest expense in accordance with GAAP.
     “PATH Companies” means (a) PATH Regulated Companies and (b) PATH Non-Regulated Companies.
     “PATH Non-Regulated Companies” means any direct or indirect Subsidiary of AYE (including AET and AET PATH Company, LLC) established to undertake the development, construction, operation, maintenance and finance of the PATH Project or the ownership of any Subsidiary or any entity established to undertake the development, construction, operation, maintenance or finance of the PATH Project and which is not a PATH Regulated Company.
     “PATH Regulated Companies” means any direct or indirect Subsidiary of AYE, or a Joint Venture, established to undertake the development, construction, operation, maintenance and finance of the PATH Project (including Potomac-Appalachian Transmission Highline, LLC) and which (a) directly owns the PATH Project and (b) is subject to regulatory supervision by a federal or state Governmental Authority with respect to incurrence of indebtedness.
     “PATH Project” means development, construction, ownership, operation and maintenance, currently expected to be as part of a joint venture with AEP, of an approximately 290 mile transmission line, which is currently proposed to include an approximately 244 mile 765 kV transmission line to run from AEP’s existing Amos substation to Allegheny Power’s Bedington substation and an approximately 46 miles of twin circuit 500 kV transmission line between the Bedington station and a new substation at Kemptown, Maryland (provided that such route may be changed or modified), and including transformers, substations, radial lines, and other equipment and facilities, and the other related electric transmission projects.
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     “Subsidiary Debt Default” means, with respect to any Subsidiary of AYE, the failure of such Subsidiary to pay any principal or interest or other amounts due in respect of Debt, when and as the same shall become due and payable, or the occurrence of any other event or condition that results in any Debt of such Subsidiary becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, lapse of time or both) the holder or holders of such Debt or any trustee or agent on its or their behalf to cause such Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.
     “TrAILCo” means Trans-Allegheny Interstate Line Company, a Maryland and Virginia corporation, and a direct wholly-owned subsidiary of AET.
     “TrAILCo Companies” means (a) TrAILCo Regulated Companies and TrAILCo Non-Regulated Companies.
     “TrAILCo Non-Regulated Companies” means any direct or indirect Subsidiary of AYE (including AET) established to undertake the development, construction, operation, maintenance and finance of the TrAILCo Project or the ownership of any Subsidiary established to undertake the development, construction, operation, maintenance or finance of the TrAILCo Project and which is not a TrAILCo Regulated Company.
     “TrAILCo Regulated Companies” means any direct or indirect Subsidiary of AYE (including TrAILCo) established to undertake the development, construction, operation, maintenance or finance of the TrAILCo Project and which (a) directly owns the TrAILCo Project and (b) is subject to regulatory supervision by a federal or state Governmental Authority with respect to incurrence of indebtedness.
     “TrAILCo Project” means development, construction, ownership, operation and maintenance of an approximately 210 mile 500-kV transmission line from a new substation in western Pennsylvania to a point of interconnection with Dominion Virginia Power east of Middletown, Virginia (provided that such route may be changed or modified) (including transformers, substations, radial lines, and other equipment and facilities) and the other related electric transmission projects.
     (b) To amend the definition of “AYE Funds Flow” in Section 1.01 of the Credit Agreement by inserting the text that appears below as bolded and underlined and deleting the text that appears below as struck through:
     “AYE Funds Flow” means, for any period, the sum for the related period of (a) cash dividends received by AYE from the Regulated Subsidiaries, TrAILCo Non-Regulated Companies, PATH Non-Regulated Companies and AESC, less (b) any cash equity contributions made by AYE to any Subsidiaries, less (c) any cash equity contributions or intercompany loans by AYE to any
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     PATH Company which is a Joint Venture, plus (~~c~~d) Net Cash Proceeds received by AYE from the sale or issuance of any Equity Interests, plus (~~d~~ e) AYE’s interest income, less (~~e~~f) Capital Expenditures of AYE, less (~~f~~ g) operating expenses of AYE, excluding AYE Interest Expense and income tax expense, plus (~~g~~h)Litigation Proceeds received by AYE, plus (~~h~~i) AYE Sales Proceeds.
     (c) To amend the definition of “Regulated Subsidiaries” in Section 1.01 of the Credit Agreement by inserting “TrAILCo Regulated Companies, PATH Regulated Companies,” immediately following “collectively,” in line 1.
     (d) To amend Section 2.06(b) of the Credit Agreement by inserting “(other than any PATH Regulated Company or TrAILCo Regulated Company)” immediately following “its Regulated Subsidiaries” in line 2.
     (e) To amend clauses (G) and (H) of Section 5.01(j) of the Credit Agreement by inserting the text that appears below as bolded and underlined, deleting the text that appears below as struck through and to add clause (I) below:
     (G) any sales, leases, transfers, swaps, assignments, exchanges or other distributions of Assets related to the Buffalo Reserve Project, the TrAILCo Project or the PATH Project, as the case may be, (whether in one transaction or a series of related transactions) to a wholly owned direct or indirect Subsidiary of AYE or any PATH Companies, ~~and~~ (H) any issuances, sales, leases, transfers, distributions, assignments or other dispositions of any Equity Interests in any Buffalo Creek SPV, any TrAILCo Company or any PATH Company, as the case may be, (in each case, whether in one transaction of a series of related transactions, and whether by way of merger, consolidation or otherwise) to a wholly owned direct or indirect Subsidiary of AYE or any PATH Companies and (I) the AYE Equity Contribution Agreement or any equity contribution arrangement under any other financing or project documents relating to the PATH Project and any other transactions related to the TrAILCo Project or the PATH Project that are otherwise required by any Governmental Authority.
     (f) To amend Section 5.02(b)(xvi) of the Credit Agreement by inserting the text that appears below as bolded and underlined and deleting the text that appears below as struck through:
     (xvi) Permitted Refinancing Debt incurred in respect of any Debt permitted under clauses (i), (iii), (vi), (vii), (viii), and (xiv) above, ~~or~~ this clause (xvi) or clauses (xxii) and (xxiii) below;
     (g) To amend Section 5.02(b)(xx) of the Credit Agreement by deleting the word “and”.
     (h) To amend Section 5.02(b) of the Credit Agreement by inserting clauses (xxii), (xxiii) and (xiv) as follows:
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          (xxii) Debt of the TrAILCo Companies in an aggregate principal amount not to exceed $550,000,000;
          (xxiii) Debt of the PATH Companies in an aggregate principal amount not to exceed $600,000,000; and
          (xxiv) (A) the obligations of AYE under the AYE Equity Contribution Agreement or any equity contribution arrangement under any other financing or project documents relating to the PATH Project to the extent they constitute Debt described in clause (h) or (j) of the definition of “Debt,” and (B) any other obligations of AYE and its Subsidiaries under any other financing or project documents relating to the TrAILCo Project or the PATH Project to the extent they constitute Debt (other than Debt for Borrowed Money).
     (i) To amend Section 5.02(e)(xii) of the Credit Agreement by deleting “and” in line 2.
     (j) To amend Section 5.02(e)(xiii) of the Credit Agreement by inserting “and” immediately following “Section 2.06(b);” in line 10.
     (k) To amend Section 5.02(e) of the Credit Agreement by inserting clause (xiv) as follows:
          (xiv) sales, transfers, leases or other dispositions of rights of way and other property interests to TrAILCo Companies or PATH Companies with a book value not to exceed $20,000,000 in the aggregate for all such sales, transfers, leases or other dispositions under this clause (xiv).
     (l) To amend Section 5.02(f) of the Credit Agreement by inserting “, any TrAILCo Non-Regulated Company, any PATH Non-Regulated Company” immediately following “other than any Regulated Subsidiary” in line 2.
     (m) To amend Section 5.02(f) of the Credit Agreement by inserting clause (xi) as follows:
          (xi) (A) cash equity contributions or intercompany loans by AYE to a PATH Company which is a Joint Venture and (B) the obligations of AYE under the AYE Equity Contribution Agreement to the extent they constitute an Investment, or any other obligations of AYE or any of its Subsidiaries under any equity contribution arrangement under any other financing or project documents relating to the PATH Project to the extent they constitute an Investment.
     (n) To amend clause (i) of Section 5.02(g) of the Credit Agreement by inserting the text that appears below as bolded and underlined:
          (i) Declare or pay any Restricted Payments except (A) cash distributions to holders of Preferred Interests issued by AYE or interest payments, in cash, to holders of securities convertible into or exchangeable for shares of capital stock of (or other
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ownership or profit interests in) AYE and (B) cash dividends (I) (x) in the Fiscal Year ending on December 31, 2007 and (y) in the fiscal quarter ending on March 31, 2008, in the aggregate amount in respect of clauses (x) and (y) above not to exceed $75 million and (II) other than under clause (I) above, not to exceed in any fiscal quarter (1) 10% of the Consolidated Net Income for the four fiscal quarters ended with the fiscal quarter immediately preceding the fiscal quarter in which the dividend is paid; provided that the Leverage Ratio as of the last day of the fiscal quarter immediately preceding the fiscal quarter in which the dividend is paid is equal to or less than 3.50:1.00 or (2) 6.25% of the Consolidated Net Income for the four fiscal quarters immediately preceding the fiscal quarter in which such dividend is paid; provided that the Leverage Ratio as of the last day of the fiscal quarter immediately preceding the fiscal quarter in which the dividend is paid is more than 3.50:1.00, but equal to or less than 4.50:1.00.
     (o) To amend Section 5.02(g) of the Credit Agreement by inserting “TrAILCo Non-Regulated Companies, PATH Non-Regulated Companies,” immediately following “Regulated Subsidiaries,” in line 8.
     (p) To amend Section 5.02(g) of the Credit Agreement by (i) deleting “and” in line 9 and (ii) inserting “and” and clause (C) below immediately following “AESC Loan Documents” in line 10.
          (C) for clauses (ii) and (iii) only, any PATH Company may purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in it, or issue or sell any Equity Interests, if done ratably (unless, and only to the extent, otherwise required by its Constituent Documents), to or by, as the case may be, holders of its Equity Interests (as determined immediately preceding such purchase, redemption, retirement, defeasance, acquisition, issuance or sale)
     (q) To amend Section 5.02(h) of the Credit Agreement by inserting “or any PATH Non-Regulated Company or any TrAILCo Non-Regulated Company, and in the case of clause (ii), any TrAILCo Company or PATH Company” immediately following “any Regulated Subsidiary or Services Corp” in line 4.
          SECTION 2. Conditions to Effectiveness. This Amendment shall become effective when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by the Borrowers, the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment. The effectiveness of this Amendment is further conditioned upon the accuracy of the factual matters described herein. This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.
          SECTION 3. Representations and Warranties of the Borrower. Each Borrower hereby represents and warrants as follows:
          (a) In the case of (i) AYE, it is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and (ii) AESC, it
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is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware.
          (b) Its execution, delivery and performance of this Amendment, are within its powers, have been duly authorized by all necessary corporate action, and do not and will not (i) contravene its Constituent Documents, (ii) violate any law, rule, regulation (including Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting it or any of its properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of its Assets, except where, in the case of clauses (i) through (iv), violation of any such Constituent Documents, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, or creation or imposition of such Lien, could not be reasonably expected to have a Material Adverse Effect.
          (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery or performance by it of this Amendment.
          (d) This Amendment has been duly executed and delivered by it. This Amendment is its legal, valid and binding obligations, enforceable against it in accordance with its terms, except to the extent limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (e) No Default has occurred and is continuing.
          SECTION 4. Reference to and Effect on the Credit Agreement. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.
          (b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender Party or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
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          SECTION 5. Costs and Expenses. AYE agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of section 8.04 of the Credit Agreement.
          SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
          SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ALLEGHENY ENERGY, INC., as Borrower
By:	/s/ Barry E. Pakenham
Name:	Barry E. Pakenham
Title:	Vice President and Treasurer

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ALLEGHENY ENERGY SUPPLY COMPANY, LLC as Borrower
By:	/s/ Barry E. Pakenham
Name:	Barry E. Pakenham
Title:	Vice President and Treasurer

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CITICORP NORTH AMERICA, INC., as Administrative Agent
By:	/s/ Maureen Maroney
Name:	Maureen Maroney
Title:	Vice President

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CITICORP NORTH AMERICA, INC., as Lender
By:	/s/ Maureen Maroney
Name:	Maureen Maroney
Title:	Vice president

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The Bank of Nova Scotia
as Lender

By	/s/ Thane Rattew

Name:	Thane Rattew
Title:	Managing Director
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PNC BANK, NATIONAL ASSOCIATION as Lender

By	/s/ Thomas A. Majeski

Name:	Thomas A. Majeski
Title:	Vice President
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Bear Stearns Corporate Lending Inc., as Lender

By	/s/ Victor Bulzacchelli

Name:	Victor Bulzacchelli
Title:	Vice President
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GOLDMAN SACHS CREDIT PARTNERS L.P., as Lender

By	/s/ Mark Walton

Name:	MARK WALTON
Title:	AUTHORIZED SIGNATORY
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JPMorgan Chase Bank, N.A., as Lender

By	/s/ Michael DeForge

Name:	Michael DeForge
Title:	Executive Director
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CREDIT SUISSE, Cayman Islands Branch as Lender

By	/s/ Thomas Cantello

Name:	Thomas Cantello
Title:	Director

By	/s/ Shaheen Malik

Name:	Shaheen Malik
Title:	Associate
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BARCLAYS BANK PLC, as Lender

By	/s/ Nicholas Bell

Name:	Nicholas Bell
Title:	Director
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BANK OF AMERICA, N.A., as Lender

By	/s/ Kevin Bertelsen

Name:	Kevin Bertelsen
Title:	Senior Vice President
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BNP PARIBAS, as Lender

By	/s/ Denis O’Meara

Name:	DENIS O’MEARA
Title:	Managing Director

By	/s/ Francis J. Dolaney

Name:	FRANCIS J. DELANEY
Title:	Managing Director
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UNION BANK OF CALIFORNIA, N.A., as Lender

By	/s/ Susan K. Johnson

Name:	Susan K. Johnson
Title:	Vice President
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